$100,000.00	Birmingham, Alabama
March 8, 2013

PROMISSORY NOTE

FOR VALUE RECEIVED, without grace, BioDrain Medical, Inc., a Minnesota corporation (“Borrower”), promises to pay to the order of Brookline Group, LLC, an Alabama limited liability company (“Lender” and, together with any subsequent holder of this Promissory Note, “Holder”), in the manner set forth below, the principal sum of One Hundred Thousand and No/100 Dollars ($100,000.00), plus interest at the rate set forth below.

This Promissory Note shall bear interest on the unpaid principal balance hereof at a fixed interest rate equal to 15.00% per annum beginning on April 1, 2013, until such time as all principal and interest accrued hereunder is paid in full. Prior to April 1, 2013, no interest shall accrue on the unpaid principal balance of this Promissory Note.

This Promissory Note shall be due and payable on the earlier of: (i) such time as Borrower closes a financing transaction in relation to which Lender serves as Borrower’s placement agent in which Borrower receives net proceeds of at least $100,000; or (ii) May 1, 2013.

Borrower further agrees with Holder and covenants to Holder as follows:

SECTION 1 Place and Time of Payments. All payments by Borrower to Holder under this Promissory Note shall be made in lawful currency of the United States of America and in immediately available funds to Lender at 2501 Twentieth Place South, Suite 275, Birmingham, Alabama 35223, Attention: Madding King, III, or in such other manner and to such other address as Holder may from time to time specify by notice to Borrower. All amounts payable by Borrower to Holder under this Promissory Note for which a payment date is expressly set forth herein shall be payable on the specified due date without notice or demand by Holder.

SECTION 2 Prepayments. Borrower may at any time prepay all or any part of the principal indebtedness evidenced by this Promissory Note, without premium or penalty. Any prepayment shall be accompanied by the payment of accrued interest to the date of prepayment on the principal amount prepaid.

SECTION 3 Default Rate. If an Event of Default (as defined below) exists, this Promissory Note shall bear interest at a default rate equal to ten percentage points (1000 basis points) in excess of the applicable interest rate that would otherwise be payable under this Promissory Note, until the earlier of: (i) such time as all amounts due hereunder are paid in full; or (ii) no such Event of Default exists.

SECTION 4 Events of Default. The occurrence of any of the following events shall constitute an event of default (“Event of Default”) under this Promissory Note (whatever the reason for such event and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree, order, rule or regulation of any governmental authority):

(a)          default shall be made in the payment when due of any of the obligations evidenced by this Promissory Note or any part thereof;

(b)          Borrower shall: (i) make a general assignment for the benefit of its creditors; (ii) commence a voluntary petition for relief as a debtor under the United States Bankruptcy Code; (iii) be adjudicated a bankrupt or insolvent by a court of competent jurisdiction; or (iv) apply for or consent to the appoint of a receiver, trustee or liquidator of itself or of all or a substantial part of its assets; or

(c)          any material breach by Borrower of any covenant, warranty, representation or other term or condition of this Promissory Note at any time which is not cured within the time periods permitted herein or, if no cure period is provided herein, within five (5) days after the date on which Borrower receives written notice of such breach from Holder.

After an Event of Default, Borrower agrees to pay all costs of collecting or securing or attempting to collect or secure this Promissory Note, including reasonable attorneys’ fees of Holder.

SECTION 5 Acceleration. If an Event of Default exists, Holder shall have the right without further notice to Borrower to declare the entire unpaid principal balance of the indebtedness evidenced by this Promissory Note, with accrued interest, to be immediately due and payable.

SECTION 6 Certain Waivers and Agreements. As to the obligations evidenced by this Promissory Note, Borrower hereby: (i) waives demand, presentment, protest, notice of protest, notice of acceleration, notice of dishonor, suit and all other requirements necessary to hold Borrower liable; (ii) waives all exemptions of personal property secured to Borrower under the Constitution and laws of the State of Alabama or any other state; and (iii) agrees to pay all costs of collection, including a reasonable attorney’s fee, in the event default should be made in the payment of any of the obligations evidenced by this Promissory Note.

SECTION 7 Successors and Assigns. Whenever in this Promissory Note any party hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, except that Borrower may not assign or transfer its obligations under this Promissory Note without the prior written consent of Holder; and all obligations of Borrower under this Promissory Note shall bind Borrower’s successors and assigns and shall inure to the benefit of the successors and assigns of Holder.

SECTION 8 Governing Law. This Promissory Note shall be construed in accordance with and governed by the internal laws of the State of Alabama without regard to conflict of law principles.

SECTION 9 Waiver and Election. The exercise by Holder of any option given under this Promissory Note shall not constitute a waiver of the right to exercise any other option. No failure or delay on the part of Holder in exercising any right, power or remedy under this Promissory Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. No modification, termination or waiver of any provisions of this Promissory Note, nor consent to any departure by Borrower therefrom, shall be effective unless in writing and signed by Holder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

SECTION 10 Further Assurances. At Borrower’s cost and expense, upon the request of Lender, Borrower shall duly execute and deliver, or cause to be duly executed and delivered, to Lender such further instruments and do and cause to be done such further acts as may be reasonably necessary or proper in the opinion of Lender or its counsel to carry out more effectively the provisions and purposes of this Promissory Note or any related security agreement.

SECTION 11 Notices. Any notice, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery to the address provided by the other party for such notice. Until further notice from Borrower, Borrower’s address for notice is: 2915 Commers Drive, Suite 900, Eagan, Minnesota 55121. Borrower also consents to receive notice from Lender (or Holder, if applicable) by email to the following email address: jkornberg@hotmail.com.

SECTION 12 Entire Understanding; Miscellaneous. This Promissory Note sets forth the entire understanding of Borrower and Lender relating to its subject matter and all other understandings, written or oral, are hereby superseded and replaced in their entirety by this Promissory Note. This Promissory Note may be executed in one or more counterparts and by facsimile or other electronic transmission (e.g., portable document format), each of which shall be considered an original and all of which shall constitute one and the same document.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned duly authorized officer of Borrower has executed this Promissory Note on behalf of Borrower and delivered it to Lender to be effective the date first set forth above.

BORROWER:

BioDrain Medical, Inc.

By:	/s/ Josh Kornberg
Name:	Josh Kornberg
Its:	Chief Executive Officer

Agreed to and accepted by:

LENDER:

Brookline Group, LLC

By:	/s/ Madding King, III
Name:	Madding King, III
Its:	Chief Executive Officer